UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASTLE ADVISORS, INC.

(Exact name of registrant as specified in its charter)

New York	7389	11-3189404
(State or other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 West Sunrise Highway, Freeport, NY 11520

(516) 378-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Castle Advisors, Inc.

111 West Sunrise Highway

Freeport, NY 11520

(516) 378-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

Prior to the effectiveness of this Form S-1, we, the “Company”, are not subject to the periodic reporting requirements of the Exchange Act. We intend, with the filing of this Form S-1, and ultimate effectiveness of this Form S-1, to become reporting with the Securities and Exchange Commission (“SEC”) in which case we will be subject to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered (4)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $.0001 per share	37,629,510 shares	$0.001	$37,630	$4.11

(1)	The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon a $0.001 per share price which has been arbitrarily and subjectively determined by the Company.

(2)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	This Registration Statement covers the resale by our selling shareholders of up to 37,629,510 shares of common stock previously issued to such selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated November 20, 2020

CASTLE ADVISORS, INC.

37,629,510

Shares of

Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the offering of up to 37,629,510 shares of our common stock, par value $0.0001 per share (“Common Stock”) by selling shareholders. This registration statement covers the resale by our selling shareholders of up to 37,629,510 shares of common stock previously issued to such selling shareholders. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our Common Stock is not presently quoted on any exchange or other public marketplace. If and when this registration statement is declared effective by the Securities and Exchange Commission, we intend to request a market maker to apply to have our Common Stock quoted on the OTC Markets. However, there is no assurance that we will be able to accomplish such quotation. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, our auditor has expressed substantial doubt as to our Company’s ability to continue as a going concern. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 8 before you decide to purchase any of our Common Stock.

The Company has minimal revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2020.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the United States Securities and Exchange Commission (the “SEC”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information contained in this document and any free writing prospectus we provide to you. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Use of Industry and Market Data

This prospectus includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to rely on third-party suppliers outside of the United States;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

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●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions; and

●	Risks related to the integration with regards to potential or completed acquisitions; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; and

●	Our ability to take advantage of opportunities under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and the potential impact of the CARES Act on our business, results of operations, financial condition or liquidity.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Castle Advisors” “CAI’” the “Company,” “we,” “us” and “our” or similar terms are to Castle Advisors, Inc.

DESCRIPTION OF BUSINESS

Overview

Castle Advisors, Inc. (“CAI”) is a shell company that was incorporated in the State of New York on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp. (“CHOD”). Effective November 17, 2014, CHOD spun off 100% of the issued and outstanding shares of CAI common stock to CHOD stockholders on the basis of one (1) share of CAI common stock for each one (1) share of CHOD common stock owned (37,629,510 shares total).

CAI has had minimal business operations since inception. Our current business plan is to provide consulting and financing services to small businesses. We also may try to acquire another entity for shares of our common stock in a reverse merger transaction.

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No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of our lack of resources and our inability to provide a prospective business opportunity with significant capital.

Effective October 1, 2018, CAI acquired 100% of the issued and outstanding common stock of (1) SAS Health and Beauty Corp. (formerly Wall Street Indians, Ltd.) (“SAS”), (2) Castle Royalties Corp. (formerly Church Street Securities Corp. and Citadel Securities Corp.) (“CRC”), and (3) The Unlisted Stock Market Corporation (“USMC”) from John V. Cappello (“Cappello”) for a total of $100 cash. SAS, CRC, and USMC were transferred from Enerkon Solar International Inc. (formerly Castle Holding Corp.) (“ENKS”) to Cappello on February 8, 2018 in connection with the closing of a Share Exchange between ENKS (Nevada) and Enerkon Solar International Inc. (Florida). The assets and operations of CRC and SAS were transferred to Cappello and Emergent Health Corporation (“EMGE”) in the three months ended September 30, 2018.

SAS was incorporated in New York on May 27, 1994 and manufactured and marketed a skin care product (commencing July 2015) and vitamin supplements (commencing November 2016) to July 2018. From October 1, 2018 (date of CAI’s acquisition of SAS) to present, SAS has had no business operations.

CRC was incorporated in New York on April 11, 1991 and was the assignee of a License Agreement with EMGE from March 2015 to July 2018. From October 1, 2018 (date of CAI’s acquisition of CRC) to present, except for $30,000 in fees received from a related party in June 2020, CRC has had minimal business operations.

USMC was incorporated in New York on December 9, 1999 and has had minimal business operations from inception.

Licenses:

None.

Patents/Trademarks:

We currently hold no patents or trademarks.

Research & Development

We had no expenses in Research and Development costs during the years ended September 30, 2020 and 2019.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $2,000 per year for the establishment of foreign corporations in other states that we plan to operate.

Employees and Consultants

As of the date of this Report, we have no employees or consultants. Substantially, all of the day to day activities of the Company are performed by the Company’s Chief Executive Officer George R. Hebert and Chief Financial Officer Michael T. Studer.

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Leases

The Company anticipates its most significant lease obligations will be classified as fixed assets that will be used in the normal course of its business. Some lease obligations may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we will consider in determining minimum lease payments. The leases will be classified as either operating leases or capital leases, as appropriate.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

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Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Smaller Reporting Company

We qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company, we will have reduced disclosure requirements for our public filings, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

THE OFFERING

Securities offered	Up to 37,629,510 shares of our Common Stock

Offering Amount	$37,630

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the Common Stock offered in this Prospectus. The shares of our Common Stock may be offered and sold by Selling Shareholders at a fixed price of $0.001 per share until our Common Stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Notwithstanding that upon the effective date of this registration statement we intend to request a market maker to apply to make application for quotation on the OTC Markets, we cannot assure you that our Common Stock will be quoted on the OTC Markets.

Common Stock Issued and Outstanding Before This Offering	37,629,510 (1)

Common Stock Issued and Outstanding After This Offering	37,629,510 (2)

Risk Factors	See “Risk Factors” beginning on page 8 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is not presently quoted on any exchange or other public marketplace.

Dividends	We have not declared or paid any cash dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

(1)	The number of shares of our common stock outstanding before this Offering is 37,629,510 as of November 19, 2020.

(2)	This Registration Statement covers the resale by our selling shareholders of up to 37,629,510 shares of common stock previously issued to such selling shareholders.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the year-ended September 30, 2020	For the year-ended September 30, 2019
Revenue	$32,851	$(19,183)
Income (loss) before income taxes	$32,826	$(20,569)
Net income (loss)	$32,600	$(20,665)

Balance Sheet Data

	As of September 30, 2020	As of September 30, 2019
Cash	$32,045	$66
Total assets	$39,891	$7,194
Total liabilities	$78,129	$78,032
Total stockholders’ (deficiency)	$(38,238)	$(70,838)

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Our Financial Condition

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

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We may require additional capital to implement our business plan, and this capital might not be available on acceptable terms, if at all.

We may require additional funds to respond to business opportunities. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to implement our business plan and to respond to business challenges could be impaired, and our business may be harmed.

Risks Relating to Our Company

Conflicts of interest may arise from other business activities of our directors and officers.

The Company’s Chief Financial Officer, Secretary and Treasurer, Michael T. Studer, currently serves as Chief Executive Officer and majority stockholder of Michael T. Studer CPA P.C., a public accounting firm.

We are highly dependent on the services of our two officers and directors, the loss of either of which could materially harm our business and our strategic direction.

We are highly dependent on Michael T. Studer, the Company’s Secretary and Treasurer. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We expect to incur substantial expenses to meet our reporting and other obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm the Company.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We intend to pursue the acquisition of an operating business

One of our plans is to acquire an operating business. Successful implementation of this plan depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

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Scarcity of, and competition for, business opportunities and combinations

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We have not executed any formal agreement for a business combination or other transaction and have established no standards for business combinations

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Risk to Our Common Stock and Offering

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

There is not yet an established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell common stock. As such, stockholders will have to locate a buyer and negotiate a private sale until a market is established. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over the Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA which operates the Over the Counter Bulletin Board, nor can there be any assurance that such an application for quotations will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

10

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (i) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (ii) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for 12 consecutive months; and (iii) one (1) year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

11

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 250,000,000 shares of common stock, of which 37,629,510 shares of common stock are issued and outstanding as of November 19, 2020. Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Because directors and officers currently and for the foreseeable future will continue to control Castle Advisors, Inc. it is not likely that you will be able to elect directors or have any say in the policies of Castle Advisors, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Castle Advisors, Inc. beneficially own approximately 25% of our outstanding common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTC Bulletin Board, but it is the Company’s plan that the common shares be quoted on the OTC Bulletin Board. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

12

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements include, among other things, statements regarding: as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this registration statement, of which this prospectus is a part, including the risks described under “Risk Factors.” Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision. In addition, our shares may be considered a “penny stock” and, as a result, the safe harbors provided for forward-looking statements made by a public company that files reports under the federal securities laws may not be available to us.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

13

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to the offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders identified in the table below of up to 37,629,510 shares of our common stock, which were issued in connection with the November 17, 2014 spinoff of CAI to the then shareholders of Castle Holding Corp.

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The shares of our Common Stock may be offered and sold by the Selling Shareholders at a fixed price of $0.001 per share until our Common Stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Notwithstanding that upon the effective date of this registration statement we intend to request a market maker to apply for quotation on the OTC Markets, we cannot assure you that our Common Stock will, in fact, be quoted on the OTC Markets. We will not receive proceeds from the sale of shares from the selling shareholders. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.

14

		Percentage of Common	Shares of		Percentage of Common
	Beneficial	Stock	Common	Beneficial	Stock
	Ownership	Owned	Stock	Ownership	Owned
	Before	Before	Included in	After the	After the
Stockholders	Offering (2)	Offering (2)	Prospectus	Offering (3)	Offering (3)
NICHOLAS ABADIOTAKIS	800	*	800	0	0.00%
JOSEPH R ACCURSO	800	*	800	0	0.00%
ROSA ALCALA	100	*	100	0	0.00%
SELENA R ALCALA	100	*	100	0	0.00%
APEX CLEARING CORPORATION*	800	*	800	0	0.00%
MARIA DOLORES ARAMBUL	100	*	100	0	0.00%
SEHBA S ARIF	100	*	100	0	0.00%
ROHAN ARTWELL	1,600	*	1,600	0	0.00%
ARMAND C AURELLANO	100	*	100	0	0.00%
MARIA AZOFEIFA	1,100	*	1,100	0	0.00%
ROWLAND BALCOM	100	*	100	0	0.00%
SUZANNE BATCHELOR	100	*	100	0	0.00%
KEN BAUMER	100	*	100	0	0.00%
DARRELL R BENJAMIN	7,000	*	7,000	0	0.00%
TAZIO BENT	100	*	100	0	0.00%
JEANNIE BENZ	100	*	100	0	0.00%
BNP PARIBAS FORTIS*	2,000	*	2,000	0	0.00%
BROWN BROTHERS HARRIMAN & CO*	1,000	*	1,000	0	0.00%
VERONICA BROWNE	100	*	100	0	0.00%
MARY JANE BUHAIN	100	*	100	0	0.00%
CHERYL BUNALES	100	*	100	0	0.00%
LOUIS BUTZGY	1,600	*	1,600	0	0.00%
JOSETINA CABAGNOT	100	*	100	0	0.00%
JOE CANTORE	100	*	100	0	0.00%
STEVEN CARACO	100	*	100	0	0.00%
ROXY CARANFIL	100	*	100	0	0.00%
CASTLE ADVISORS LTD PARTNERSHIP 94-1	1,640,000	4.36%	1,640,000	0	0.00%
CASTLE HOLDING CORP F/B/O - PREFERRED STOCKHOLDERS ACCOUNT	385,000	1.02%	385,000	0	0.00%
CASTLE HOLDING CORP. - DEFERRED COMPENSATION PLAN FOR BENEFIT OF GEORGE R. HERBERT	13,685,000	36.37%	13,685,000	0	0.00%

15

CASTLE HOLDING CORP. - DEFERRED COMPENSATION PLAN FOR BENEFIT OF MICHAEL T. STUDER	260,000	*	260,000	0	0.00%
ANTHONY CATALFO	3,200	*	3,200	0	0.00%
FRANK CAVALLARO	800	*	800	0	0.00%
CHARLES SCHWAB & CO INC*	19,250	*	19,250	0	0.00%
CHARLES SCHWAB & CO INC*	400	*	400	0	0.00%
MICHAEL J CHIODO	100	*	100	0	0.00%
DENISE CHOY	100	*	100	0	0.00%
ROGER CIRIELLO	800	*	800	0	0.00%
MICHAEL CORMIER	100	*	100	0	0.00%
BOBBIE CORTES	100	*	100	0	0.00%
CHRISTOPHER COX	1,600	*	1,600	0	0.00%
J E CROCKETT	320	*	320	0	0.00%
DAVID J DEJESUS	800	*	800	0	0.00%
GEORGENE DELUCA	17,600	*	17,600	0	0.00%
MARISSA DESILVA	100	*	100	0	0.00%
RICHARD DESULO	100	*	100	0	0.00%
STEVEN L DIAZ	1,600	*	1,600	0	0.00%
DIVERSIFIED FINANCIAL GROUP INC*	32,000	*	32,000	0	0.00%
JUAN DOMINGUEZ	100	*	100	0	0.00%
JAMIE DUFAUCHARD	100	*	100	0	0.00%
DELORES DURANT	100	*	100	0	0.00%
E*TRADE CLEARING LLC*	34,850	*	34,850	0	0.00%
MALCOM L EDWARDS	3,040	*	3,040	0	0.00%
TONNIE R EDWARDS	16,480	*	16,480	0	0.00%
AMANDA ELIZAGA	100	*	100	0	0.00%
LAHSEN ELMOUSIF	1,000	*	1,000	0	0.00%
EMMETT A LARKIN COMPANY INC. VALUELESS SECURITIES FROM A/C 899002241 ABANDONED PROP 8/14	480	*	480	0	0.00%
CLIFTON B ERBER	800	*	800	0	0.00%
LES ERBER	800	*	800	0	0.00%
EST OF MIHIR KUMAR DAS SONIA DAS EXECUTOR	200	*	200	0	0.00%
LANI ESTIPONA	100	*	100	0	0.00%
ZENOVIA N EVANS	100	*	100	0	0.00%
WYCLIFFE A FALCONER	1,600	*	1,600	0	0.00%
JOSEPH P FANNING	800	*	800	0	0.00%
LOUIS A FARLEY	1,300	*	1,300	0	0.00%
JOSEPH FERRARO	500	*	500	0	0.00%
JUSTIN FERRARO	500	*	500	0	0.00%

16

JOHN FISHER	100	*	100	0	0.00%
KEVIN FLANAGAN	800	*	800	0	0.00%
FREDERICK A KRAYESKI	300	*	300	0	0.00%
MARK W FUHLBRUCK & MATHILDE A FUHLBRUCK JTTEN	1,600	*	1,600	0	0.00%
JIMMY GABRIEL	100	*	100	0	0.00%
RONALDO GALANG	100	*	100	0	0.00%
JORGE R GALERO	100	*	100	0	0.00%
BRIAN R GALLAGHER	800	*	800	0	0.00%
HENRY GALLEGOS	100	*	100	0	0.00%
LEE GAMER	100	*	100	0	0.00%
WALTER GARTNER	800	*	800	0	0.00%
FRANK P GIRALDI	5,600	*	5,600	0	0.00%
FRANK R GIRALDI	800	*	800	0	0.00%
PAUL F GIRALDI	1,600	*	1,600	0	0.00%
MELISSA GORZ	800	*	800	0	0.00%
JOHN J GREMMO III	2,000	*	2,000	0	0.00%
EDGAR GUZMAN	100	*	100	0	0.00%
SCOTT HAAHR	100	*	100	0	0.00%
RATAN HALDER & MICHELE HALDER	80,000	*	80,000	0	0.00%
MICHELE HALDER	108,000	*	108,000	0	0.00%
MARCIA HAMMARSTRON	1,600	*	1,600	0	0.00%
DAVID H HAWK	280	*	280	0	0.00%
TERESA HEBERT TTEE - FBO JACLYN M HEBERT	395,910	1.05%	395,910	0	0.00%
TERESA M HEBERT TTEE - FOR BENEFIT OF JACLYN M. HEBERT	1,000,000	2.66%	1,000,000	0	0.00%
GEORGE R HEBERT (5)	1,088,000	2.89%	1,088,000	0	0.00%
TERESA M HEBERT	104,800	*	104,800	0	0.00%
ARLENE HEFFERON	100	*	100	0	0.00%
ROBERT HENDRICKSON	800	*	800	0	0.00%
ROBERT M HINSCH	8,000	*	8,000	0	0.00%
JOSEPH M HOEHN	100	*	100	0	0.00%
D W HOWARD	4,800	*	4,800	0	0.00%
EBONY N HOYTE	100	*	100	0	0.00%
JUDY ANN HYMAN	100	*	100	0	0.00%
JOSEPH INCANDELA	50,000	*	50,000	0	0.00%
ROBERT INGRAM	100	*	100	0	0.00%
TOM JACKSON	100	*	100	0	0.00%
TERRENCE E JONES	480	*	480	0	0.00%
JAMES M JORDAN III	8,000	*	8,000	0	0.00%
ELMAN SAN JOSE	100	*	100	0	0.00%

17

JP MORGAN CLEARING CORP*	3	*	3	0	0.00%
CHARLES S KAFEITI	1,600	*	1,600	0	0.00%
KAREN A KAFEITI	8,000	*	8,000	0	0.00%
TONY S KAFEITI	1,600	*	1,600	0	0.00%
JOSEPH KAMIDE	1,600	*	1,600	0	0.00%
KEVIN KANE	100	*	100	0	0.00%
WALENTIN KARDOS	1,600	*	1,600	0	0.00%
SANDRA A KILBRIDE	800	*	800	0	0.00%
MICHAEL KIMMEL	800	*	800	0	0.00%
MARTY KLEIN	800	*	800	0	0.00%
CHRISTOPHER T KLINE	800	*	800	0	0.00%
KNIGHT CAPITAL AMERICAS LLC*	93,098	*	93,098	0	0.00%
FRANK LABRIOLA	800	*	800	0	0.00%
BRUCE M LANDRETH	320	*	320	0	0.00%
CHARLES LANE	800	*	800	0	0.00%
ALBERT R LAUBENSTEIN	100	*	100	0	0.00%
CURTIS PAUL LAWSON PMB 579	100	*	100	0	0.00%
JAMES LEIVAS	100	*	100	0	0.00%
LEK SECURITIES CORPORATION*	10,100	*	10,100	0	0.00%
BRIAN LENNOX	100	*	100	0	0.00%
LEWIS C LEPORE	8,000	*	8,000	0	0.00%
EDDIE LEPPER	100	*	100	0	0.00%
DAVID LEVIN	22,000	*	22,000	0	0.00%
REGLUE LIMITED	1,000,000	2.66%	1,000,000	0	0.00%
LISA LINDBERG	100	*	100	0	0.00%
EQUITIES MAGAZINE LLC	16,000	*	16,000	0	0.00%
MERLYN J LOGSDON & MARJORIE J LOGSDON JTTEN	320	*	320	0	0.00%
LPL FINANCIAL CORPORATION	4,000	*	4,000	0	0.00%
LPL FINANCIAL CORPORATION	300	*	300	0	0.00%
JOE LYON, JR - C/O ANDREW JOHN BRENNAN	9,600	*	9,600	0	0.00%
JOSEPH MACDONALD	1,600	*	1,600	0	0.00%
JESUS ROBERT MAGANA	100	*	100	0	0.00%
MANDRAKE CAPITAL CORP	32,000	*	32,000	0	0.00%
JEFF MARCHESE	100	*	100	0	0.00%
TONY MARLIN & STACY MARLIN JT/WROS	35,000	*	35,000	0	0.00%
KENNETH J MCGUIRE	800	*	800	0	0.00%
LINCOLN MCLEAN	1,600	*	1,600	0	0.00%
DANIEL MEDINA	100	*	100	0	0.00%
ROSA I MEDRANO	100	*	100	0	0.00%
NOEL MEEKS	57,600	*	57,600	0	0.00%

18

MARSHA M MELCHER	320	*	320	0	0.00%
SAMUEL MELLITO & THERESA E MELLITO JTTEN	32,000	*	32,000	0	0.00%
MERRILL LYNCH PIERCE FENNER & SMITH*	1,490	*	1,490	0	0.00%
SALVATORE MESSINA & KATHERINE MESSINA	40,000	*	40,000	0	0.00%
MARK MILANA	800	*	800	0	0.00%
PAT MILLER	800	*	800	0	0.00%
SCOTT MONSON	100	*	100	0	0.00%
TERESITA MONTES	100	*	100	0	0.00%
MARK MOONEY	100	*	100	0	0.00%
MORGAN STANLEY SMITH BARNEY LLC*	39,000	*	39,000	0	0.00%
DALE MORISCO	800	*	800	0	0.00%
WILLIAM L MYERS	1,376	*	1,376	0	0.00%
WILLIAM L NAMEN	3,500	*	3,500	0	0.00%
NATIONAL FINANCIAL SERVICES LLC*	41,148	*	41,148	0	0.00%
ALEX NERIA	100	*	100	0	0.00%
IAN S NETUPSKY	800	*	800	0	0.00%
NEW YORK UNCLAIMED PROP DIV STATE TREASURY	340	*	340	0	0.00%
SYLVIA M NEWKIRK	100	*	100	0	0.00%
SHAKESPEARE NEWSOME	60,000	*	60,000	0	0.00%
MARY B NOLAN	1,600	*	1,600	0	0.00%
DAVID C NUCCIO	800	*	800	0	0.00%
JUDD ODZER	800	*	800	0	0.00%
MATTHEW T OLSON	800	*	800	0	0.00%
OPPENHEIMER & CO INC*	500	*	500	0	0.00%
DANIEL O’ROURKE C/O CHARLES O’ROURKE	2,800	*	2,800	0	0.00%
MANNY PANLILIO	100	*	100	0	0.00%
AGAPIOS W PAVLIDES	800	*	800	0	0.00%
SHYNE PAYNE	100	*	100	0	0.00%
DAVID L PERDIE	800	*	800	0	0.00%
GLENN A PERKINS	1,600	*	1,600	0	0.00%
PERSHING LLC*	7,450	*	7,450	0	0.00%
RICHARD POIRIER	480	*	480	0	0.00%
JAIME POLLAK	100	*	100	0	0.00%
FRANCIS D. POPE, JR.	40,000	*	40,000	0	0.00%
FRANCIS D. POPE, SR.	40,000	*	40,000	0	0.00%
JOSEPH C POWELL	12,000	*	12,000	0	0.00%

19

JOHN C POWER - AZREC CAPITAL CORPORATION	8,000	*	8,000	0	0.00%
DANIEL J PRISCU	41,600	*	41,600	0	0.00%
JOYCE PROCTOR	50,000	*	50,000	0	0.00%
STEPHEN PRUITT	100	*	100	0	0.00%
CELESTINA PUGLIESE	800	*	800	0	0.00%
FAUSTINO PUGLIESE	800	*	800	0	0.00%
JOE QUESADA	100	*	100	0	0.00%
RALPH P MILLS TTEE THE HAZEN TRUST U/A DTD 10/07/2005	800	*	800	0	0.00%
SHERRY RAMIREZ & KEITH HIGGINS JTTEN	340	*	340	0	0.00%
CHARLES RAUCH	800	*	800	0	0.00%
RBC CAPITAL MARKETS LLC*	2,000	*	2,000	0	0.00%
ARTHUR REDLER	8,000	*	8,000	0	0.00%
LLEWELYN REID	1,600	*	1,600	0	0.00%
NITA M RENFREW	5,000	*	5,000	0	0.00%
MICHAEL G REPPETO	1,280	*	1,280	0	0.00%
LIZA REYES	100	*	100	0	0.00%
GLENN A RICHARDSON	800	*	800	0	0.00%
SARAH B. RIVERA	100	*	100	0	0.00%
TIMOTHY RIZZOTO	100	*	100	0	0.00%
KENNETH N ROTH	4,800	*	4,800	0	0.00%
LESLIE S ROTH	4,800	*	4,800	0	0.00%
RICKY ROXAS	100	*	100	0	0.00%
VICTORIA ROXAS	100	*	100	0	0.00%
LAFORREST T ROXBURY	100	*	100	0	0.00%
CYNTHIA A RUSSO	500	*	500	0	0.00%
IMELDA SALDIVAR	100	*	100	0	0.00%
CHERIA SALLIA	5,000	*	5,000	0	0.00%
JUAN SANCHEZ	100	*	100	0	0.00%
VIVIAN SANDERS	100	*	100	0	0.00%
SANDOR MARKETING GROUP, INC.	9,000	*	9,000	0	0.00%
EUGENE SARBU	1,600	*	1,600	0	0.00%
SUSANA SARCENO	100	*	100	0	0.00%
CINDY SARELIS	800	*	800	0	0.00%
BRIAN S SAVITCH	800	*	800	0	0.00%
JIM SCHMITT	100	*	100	0	0.00%
SCOTTRADE INC*	54,804	*	54,804	0	0.00%
SEA FRIENDS INCORPORATED	1,004,000	2.67%	1,004,000	0	0.00%
KAREN SHANNON	100	*	100	0	0.00%
JOHNNIE B SHEPHEARD JR & RUTH D SHEPHEARD JTTEN	320	*	320	0	0.00%
GALINA SHUSTER	100	*	100	0	0.00%
WARREN SICHERMAN	800	*	800	0	0.00%
GAYANE SIMONIAN	100	*	100	0	0.00%
MARY B SMITH	8,000	*	8,000	0	0.00%
RAYMOND T SNEDIKER	1,600	*	1,600	0	0.00%
SOUTHWEST SECURITIES INC*	10,000	*	10,000	0	0.00%
DOROTHY STAMES	100	*	100	0	0.00%
SCOTT STOLPER	800	*	800	0	0.00%

20

MICHAEL T STUDER TTEE FBO KATHLEEN E STUDER	176,000	*	176,000	0	0.00%
MICHAEL T STUDER TTEE FBO KRISTIN A STUDER	176,000	*	176,000	0	0.00%
MICHAEL T STUDER TTEE FBO MICHAEL J STUDER	176,000	*	176,000	0	0.00%
KATHLEEN E STUDER	4,300,000	11.43%	4,300,000	0	0.00%
KRISTIN A STUDER	4,300,000	11.43%	4,300,000	0	0.00%
MICHAEL J STUDER	4,300,100	11.43%	4,300,100	0	0.00%
MICHAEL T STUDER (6)	680,000	1.81%	680,000	0	0.00%
TD AMERITRADE CLEARING INC*	1,535,787	4.08%	1,535,787	0	0.00%
TD WATERHOUSE CANADA INC/CDS*	1,000	*	1,000	0	0.00%
SHEILA TESSLER	100	*	100	0	0.00%
THE INVESTOR RELATIONS GROUP, INC	2,500	*	2,500	0	0.00%
HENRY W TRIMBLE III	19,200	*	19,200	0	0.00%
HENRY TRIMBLE	16,000	*	16,000	0	0.00%
MICHAEL J TURNER III	100	*	100	0	0.00%
RICARDO URIBE	100	*	100	0	0.00%
JOHN VALDEZ	100	*	100	0	0.00%
MICHAEL B VANRENSSELAR & JOSEPH A VANRENSSELAR JTTEN	10,500	*	10,500	0	0.00%
EDWIN VARGAS	100	*	100	0	0.00%
ALBERT E VATTER	1,280	*	1,280	0	0.00%
JIM VELASQUEZ	100	*	100	0	0.00%
ROLAND M VILLASENOR	100	*	100	0	0.00%
JANE WACHSMUTH	800	*	800	0	0.00%
JACK WAGENTI	40,000	*	40,000	0	0.00%
JUDITH WALTERS	100	*	100	0	0.00%
JOSEPH WARD	800	*	800	0	0.00%
BETH D WARGO	100	*	100	0	0.00%
JEROME M WENGER	1,600	*	1,600	0	0.00%
FRED WHEELER & MARIAN WHEELER JTTEN	3,584	*	3,584	0	0.00%
JOHN WIHLEN	1,920	*	1,920	0	0.00%
TERRY W WIHLEN	1,920	*	1,920	0	0.00%
MARK WILLIAMS	800	*	800	0	0.00%
MICHAEL J WILLIAMS	1,600	*	1,600	0	0.00%
CLIFFORD COFFEY WRIGHT	640	*	640	0	0.00%
KIRBY WYLLIE	3,200	*	3,200	0	0.00%
HARRY W ZACHER JR	1,600	*	1,600	0	0.00%
STANLEY ZAHNER	800	*	800	0	0.00%
	37,629,510	100.00%	37,629,510	0	0.00%

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 37,629,510 shares of common stock issued and outstanding at November 19, 2020.

(3) Assumes that all securities registered will be sold.

(4) Number of shares includes shares issued to the selling stockholders in connection with the November 17, 2014 spinoff of CAI to the then shareholders of Castle Holding Corp with a total of 37,629,510 shares of common stock. There was a total of 0 shares of the Company’s common stock issued to purchasers in private placements of which are being registered pursuant to this registration statement.

(5) Mr. Hebert’s beneficial ownership includes 820,000 (50% of 1,640,000) shares held by Castle Advisors Limited Partnership 94-1 (“CALP”),13,685,000 shares held by Castle Holding Corp. Deferred Compensation Plan FBO George R. Hebert, 1,088,000 shares held by Mr. Hebert and 104,800 shares held by Mr. Hebert’s spouse.

(6) Mr. Studer’s beneficial ownership includes 820,000 (50% of 1,640,000) shares held by Castle Advisors Limited Partnership 94-1 (“CALP”), 260,000 shares held by Castle Holding Corp. Deferred Compensation Plan FBO Michael T. Studer, 680,000 shares held by Mr. Hebert and 528,000 shares held as Trustee for Mr. Studer’s three children. Mr. Studer disclaims beneficial ownership for the shares held in the Trust for his children.

(7) Those shareholders shown with an asterisk (*) after their name in the “Stockholder” column are registered broker-dealers or affiliates of broker-dealers.

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PLAN OF DISTRIBUTION

Our Common Stock is not presently quoted on any exchange or other public marketplace. If and when this registration statement is declared effective by the Securities and Exchange Commission, we intend to request a market maker to apply to have our Common Stock quoted on the OTC Markets. However, there is no assurance that we will be able to accomplish such quotation.

The Selling Shareholders and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. Selling Shareholders may sell their shares of Common Stock at a fixed price of $0.001 per share until our Common Stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

The distribution may include:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

22

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Description of Registrant’s Securities to be Registered.

We are registering on this Registration Statement only our common stock, the terms of which are described below.

Our authorized capital consists of 250,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At September 30, 2020 and 2019, the Company had 37,629,510 and 37,629,510 shares of Common Stock issued and outstanding, respectively, and 0 and 0 shares of Preferred Stock issued and outstanding, respectively.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

23

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company, 440 East 400 South, Suite 200, Salt Lake City, UT 84111, Tel: (801) 571-8844.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Jackson L. Morris, Esq. 126 21st Avenue, St. Petersburg, FL 33705. The consolidated financial statements for the years ended September 30, 2020 and 2019 for Castle Advisors, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Fei Qi CPA, Elmhurst, New York as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

DESCRIPTION OF BUSINESS

Organization

Castle Advisors, Inc. (“CAI”) is a shell company that was incorporated in the State of New York on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp. (“CHOD”). Effective November 17, 2014, CHOD spun off 100% of the issued and outstanding shares of CAI common stock to CHOD stockholders on the basis of 1 share CAI common stock for each share of CHOD common stock owned (37,629,510 shares total).

CAI has had minimal business operations since inception. Our current business plan is to provide consulting and financing services to small businesses. We also may try to acquire another entity for shares of our common stock in a reverse merger transaction.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of our lack of resources and our inability to provide a prospective business opportunity with significant capital.

Effective October 1, 2018, CAI acquired 100% of the issued and outstanding common stock of (1) SAS Health and Beauty Corp. (formerly Wall Street Indians, Ltd.) (“SAS”), (2) Castle Royalties Corp. (formerly Church Street Securities Corp. and Citadel Securities Corp.) (“CRC”), and (3) The Unlisted Stock Market Corporation (“USMC”) from John V. Cappello (“Cappello”) for a total of $100 cash. SAS, CRC, and USMC were transferred from Enerkon Solar International Inc. (formerly Castle Holding Corp.) (“ENKS”) to Cappello on February 8, 2018 in connection with the closing of a Share Exchange between ENKS (Nevada) and Enerkon Solar International Inc. (Florida). The assets and operations of CRC and SAS were transferred to Cappello and Emergent Health Corporation (“EMGE”) in the three months ended September 30, 2018.

24

SAS was incorporated in New York on May 27, 1994 and manufactured and marketed a skin care product (commencing July 2015) and vitamin supplements (commencing November 2016) to July 2018. From October 1, 2018 (date of CAI’s acquisition of SAS) to present, SAS has had no business operations.

CRC was incorporated in New York on April 11, 1991 and was the assignee of a License Agreement with EMGE from March 2015 to July 2018. From October 1, 2018 (date of CAI’s acquisition of CRC) to present, except for $30,000 in fees received from a related party in June 2020, CRC has had no business operations.

USMC was incorporated in New York on December 9, 1999 and has had no business operations from inception.

Employees and Consultants

As of the date of this Report, we have no employees or consultants. Substantially, all of the day to day activities of the Company are performed by Chief Executive Officer George R. Hebert and Chief Financial Officer Michael T. Studer.

Legal Proceedings

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

PROPERTIES

Our current office space is located at 111 West Sunrise Highway, Freeport, New York 11520 under an informal month to month arrangement with an entity controlled by Michael T. Studer, the Company’s Chief Financial Officer. Under this arrangement, we use office space at no charge to the Company.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Castle Advisors, Inc. (“CAI”) is a shell company that was incorporated in the State of New York on December 23, 1993 as a wholly owned subsidiary of Castle Holding Corp. (“CHOD”). Effective November 17, 2014, CHOD spun off 100% of the issued and outstanding shares of CAI common stock to CHOD stockholders on the basis of 1 share CAI common stock for each share of CHOD common stock owned (37,629,510 shares total).

CAI has had minimal business operations since inception Our current business plan is to provide consulting and financing services to small businesses. We also may try to acquire another entity for shares of our common stock in a reverse merger transaction.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of our lack of resources and our inability to provide a prospective business opportunity with significant capital.

Effective October 1, 2018, CAI acquired 100% of the issued and outstanding common stock of (1) SAS Health and Beauty Corp. (formerly Wall Street Indians, Ltd.) (“SAS”), (2) Castle Royalties Corp. (formerly Church Street Securities Corp. and Citadel Securities Corp.) (“CRC”), and (3) The Unlisted Stock Market Corporation (“USMC”) from John V. Cappello (“Cappello”) for a total of $100 cash. SAS, CRC, and USMC were transferred from Enerkon Solar International Inc. (formerly Castle Holding Corp.) (“ENKS”) to Cappello on February 8, 2018 in connection with the closing of a Share Exchange between ENKS (Nevada) and Enerkon Solar International Inc. (Florida). The assets and operations of CRC and SAS were transferred to Cappello and Emergent Health Corporation (“EMGE”) in the three months ended September 30, 2018.

SAS was incorporated in New York on May 27, 1994 and manufactured and marketed a skin care product (commencing July 2015) and vitamin supplements (commencing November 2016) to July 2018. From October 1, 2018 (date of CAI’s acquisition of SAS) to present, SAS has had no business operations.

CRC was incorporated in New York on April 11, 1991 and was the assignee of a License Agreement with EMGE from March 2015 to July 2018. From October 1, 2018 (date of CAI’s acquisition of CRC) to present, except for $30,000 in fees received from a related party in June 2020, CRC has had no business operations.

USMC was incorporated in New York on December 9, 1999 and has had no business operations from inception.

Financial condition

As of September 30, 2020, CAI had cash and cash equivalents of $32,045, marketable securities of $7,846, total assets of $39,891, total liabilities (including $78,000 loans payable to the Company’s Chief Executive Officer) of $78,129, and negative stockholders’ equity of $38,238. As of September 30, 2019, CAI had cash and cash equivalents of $66, marketable securities of $7,128, total liabilities (including $78,000 loans payable to the Company’s Chief Executive Officer) of $78,032, and negative stockholders’ equity of $70,838.

26

Cash and cash equivalents increased $31,979 from $66 at September 30, 2019 to $32,045, at September 30, 2020 primarily as a result of the $32,600 net income for the year ended September 30, 2020.

The Company presently does not have any available credit, bank financing or other external sources of liquidity.

Results of Operations:

	For the Fiscal Year ended
	September 30,
	2020	2019	$ Change
Total revenues	$32,851	$(19,183)	$52,034
Total expenses	25	1,386	(1,361)
Income (loss) before income taxes	32,826	(20,569)	53,395
Net Income (Loss)	32,600	(20,665)	53,265
Net income (loss) per share - basic and diluted	$0.00	$(0.00)	$-

Revenues

Since our inception on December 23, 1993, we have generated minimal revenue from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us and risks associated with the implementation of our business strategies.

For the year ended September 30, 2020, we generated $30,000 in revenue as compared to revenue of $0 for the year ended September 30, 2019. The $30,000 in revenue in 2020 were generated by consulting fees received from Michael T. Studer CPA P.C., an entity controlled by the Company’s Chief Financial Officer, Michael T. Studer.

Expenses

Our expenses were $25 and $1,386 for the fiscal years ended September 30, 2020 and 2019, respectively.

We anticipate that our expenses will increase for the foreseeable future as a result of expenses in connection with our planned filings of SEC reports.

Income (Loss) before income taxes

The Company’s income before income taxes was $32,826 for the year ended September 30, 2020 compared to a loss before income taxes of $20,569 for the year ended September 30, 2019, an improvement of $53,395.

Net Income (Loss)

Net income was $32,600 for the year ended September 30, 2020 compared to a $20,665 net loss for the year ended September 30, 2019, an improvement of $53,265. The improvement was primarily due to the $30,000 consulting fees earned in 2020 from Michael T. Studer CPA P.C., an entity controlled by the Company’s Chief Financial Officer, Michael T. Studer.

Liquidity and Capital Resources

Cash and Cash Equivalents

Our cash and cash equivalents as of September 30, 2020 and September 30, 2019 were $32,045 and $66, respectively.

27

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

Use of Cash

We had net cash provided by (used in) operating activities for the years ended September 30, 2020 and September 30, 2019 of $31,979 and $(754), respectively.

We had net cash provided by (used in) investing activities for the years ended September 30, 2020 and September 30, 2019 of $0 and $820, respectively.

We had net cash provided by (used in) financing activities for the years ended September 30, 2020 and September 30, 2019 of $0 and $0, respectively.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
George R. Hebert	76	President, Chief Executive Officer and Director
Michael T. Studer	70	Secretary, Treasurer, Chief Financial Officer and Director

George R. Hebert has been President, Chief Executive Officer and a director of Castle Advisors, Inc. since September 1987. Mr. Hebert received a B.S. degree from Stevens Academy, Pennsylvania Military College (now Widener University) in 1967.

Michael T. Studer has been Secretary, Treasurer, and a director of Castle Advisors, Inc. since September 1987. He also has been President of Michael T. Studer CPA P.C., a public accounting firm, since September 1987. Mr. Studer received a B.S.B.A. degree from Babson College in 1971.

On January 23, 2004, the United States Securities and Exchange Commission barred Michael T. Studer from association with any securities broker or dealer. See SEC Initial Decision Release No. 244, Administrative Proceeding File No. 3-11229.

On September 7, 2012, pursuant to an Offer of Settlement without admitting or denying the allegations, the Public Company Accounting Oversight Board (“PCAOB”) issued an Order Instituting Disciplinary Proceedings, Making Findings, and Imposing Sanctions against Michael T. Studer CPA P.C. (the “Firm”) and Michael T. Studer (“Studer”) for Respondents’ alleged “violations of PCAOB rules and auditing standards and PCAOB quality control standards in connection with the Firm’s integrated audit of internal control over financial reporting and financial statements of one issuer client as of and for the year ended December 31, 2008, and the Firm’s audits of the financial statements of two issuer clients for the years ended December 31, 2006 and 2007, respectively.” See PCAOB Release No. 105-2012-007 dated September 7, 2012.

28

Family Relationships

There are no family relationships among the directors and executive officers.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended September 30, ($)	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

George R. Hebert- President, Chief Executive Officer	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0

Michael T. Studer- Secretary, Treasurer, Chief Financial Officer	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

We have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

None.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 19, 2020, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. As of November 19, 2020, there were 37,629,140 shares of common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Common Stock	Percentage of
	Beneficially	Common Stock
Name of Beneficial Owner	Owned (1)	(1)
George R. Hebert (2)(3)	15,697,800	41.72%
Michael T. Studer (4)(5)	2,288,000	6.08%
Officers and Directors as a Group	17,985,800	47.80%

Five Percent Beneficial Owners:
Michael J. Studer (6)	4,300,000	11.43%
Kathleen E. Pastore (7)	4,300,000	11.43%
Kristin A. Godsey (8)	4,300,000	11.43%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. CAI has no options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of November 19, 2020 which would be deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on the 37,629,510 shares of common stock outstanding on November 19, 2020.

(2)	Includes 820,000 (50% of 1,640,000) shares held by Castle Advisors Limited Partnership 94-1 (“CALP”),13,685,000 shares held by Castle Holding Corp. Deferred Compensation Plan FBO George R. Hebert, 1,088,000 shares held by Mr. Hebert and 104,800 shares held by Mr. Hebert’s spouse.

(3)	The address for Mr. Hebert is 183 Gordon Place, Freeport, NY 11520.

(4)	Includes 820,000 (50% of 1,640,000) shares held by Castle Advisors Limited Partnership 94-1 (“CALP”), 260,000 shares held by Castle Holding Corp. Deferred Compensation Plan FBO Michael T. Studer, 680,000 shares held by Mr. Hebert and 528,000 shares held as Trustee for Mr. Studer’s three children. Mr. Studer disclaims beneficial ownership for the shares held in the Trust for his children.

(5)	The address for Michael T. Studer is 3 Carolyn Court, Amityville, NY 11701.

(6)	Michael J. Studer is the son of the Company’s Chief Financial Officer, Michael T. Studer. The address for Michael J. Studer is 425 15th Street, West Babylon, NY 11704.

(7)	Kathleen E. Pastore is the daughter of the Company’s Chief Financial Officer, Michael T. Studer. The address for Ms. Pastore is 679 Western Highway, Blauvelt, NY 10193.

(8)	Kristin A. Godsey is the daughter of the Company’s Chief Financial Officer, Michael T. Studer. The address for Ms. Godsey is 1323 Hamilton Terrace, Roanoke, VA 24014.

30

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Common Stock of the Company has never traded on any exchange or other marketplace.

Holders

As of November 19, 2020, the approximate number of stockholders of record of the Common Stock of the Company was 241.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation and By-Laws do not provide for any indemnification of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We expect to be subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, and other information with the SEC. You will be able to read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

LEGAL PROCEEDINGS

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

31

EXPERTS

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Jackson L. Morris, Esq. The consolidated financial statements for the years ended September 30, 2020 and 2019 for Castle Advisors, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Fei Qi CPA, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines, together with our Articles of Incorporation and Bylaws, form the basis for our corporate governance framework. We also will be subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of two members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 111 West Sunrise Highway, Freeport, NY 11520 or via e-mail communication at mts@studercpapc.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

None.

32

FINANCIAL STATEMENTS

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Castle Advisors, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial conditions of Castle Advisors, Inc. (the “Company”) as of September 30, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Castle Advisors, Inc. as of September 30, 2020 and 2019 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Fei Qi CPA
Fei Qi CPA

Elmhurst, New York

November 20, 2020

We have served as the Company’s auditor since 2020.

F-1

CASTLE ADVISORS, INC. AND SUBSIDIARIES
 Consolidated Balance Sheets

	September	September
	30, 2020	30, 2019

Assets
Cash and cash equivalents	$32,045	$66
Marketable securities, at fair value	7,846	7,128

Total assets	$39,891	$7,194

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$129	$32
Loans payable to Company president, interest at 0%, due on demand	78,000	78,000

Total liabilities	78,129	78,032
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock, $.0001 par value; authorized 10,000,000 shares (not designated), 0 issued and outstanding	-	-
Common stock, $.0001 par value; authorized 250,000,000 shares, issued and outstanding 37,629,510 and 37,629,510 shares, respectively (net of 261,000 shares “stopped” and requested to be cancelled)	3,763	3,763
Additional paid-in capital	6,347	6,347
Accumulated deficit	(48,348)	(80,948)

Total stockholders’ equity	(38,238)	(70,838)

Total liabilities and stockholders’ equity	$39,891	$7,194

The accompanying notes are an integral part of these consolidated financial statements.

F-2

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended
	September 30,
	2020	2019
Revenues:
Consulting fee from related party	$30,000	$-
Nonrefundable advance from U.S. Small
Business Administration	2,000	-
Interest and dividends	664	1,246
Net gain (loss) on marketable securities	187	(20,429)

Total revenues	32,851	(19,183)

Expenses:
Interest expense on margin account	-	416
General and administrative	25	970

Total expenses	25	1,386

Income (loss) before income taxes	32,826	(20,569)
Income taxes	226	96

Net income (loss)	$32,600	$(20,665)

Net income (loss) per common share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding:
Basic	37,629,510	37,629,510
Diluted	37,629,510	37,629,510

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years Ended September 30, 2019 and 2020

	Common Stock,		Additional
	$.0001 Par Value		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, September 30, 2018	37,629,510	$3,763	$5,559	$(60,283)	$(50,961)
Acquisition of subsidiaries effective
October 1, 2018:
SAS Health and Beauty Corp.	-	-	(2,180)	-	(2,180)
Castle Royalties Corp.	-	-	3,000	-	3,000
The Unlisted Stock Market Corporation	-	-	(32)	-	(32)

Net loss	-	-	-	(20,665)	(20,665)

Balances, September 30, 2019	37,629,510	3,763	6,347	(80,948)	(70,838)

Net income	-	-	-	32,600	32,600

Balances, September 30, 2020	37,629,510	$3,763	$6,347	$(48,348)	$(38,238)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended
	September 30,
	2020	2,019
Cash flows from operating activities:
Net income (loss)	$32,600	$(20,665)
Changes in operating assets and liabilities:
Marketable securities	(718)	86,322
Accounts payable and accrued expenses	97	(32)
Margin account balance due broker	-	(66,379)

Net cash provided by (used in) operating activities	31,979	(754)

Cash flows from investing activities:

Cash received in connection with acquisition of SAS Health and Beauty Corp.	-	820

Net cash provided by investing activities	-	820

Cash flows from financing activities	-	-

Net increase (decrease) in cash and cash equivalents	31,979	66
Cash and cash equivalents, beginning of period	66	-

Cash and cash equivalents, end of period	$32,045	$66

Supplemental disclosures of cash flow information:
Interest paid	$-	$416
Income taxes paid	$129	$128

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended September 30, 2020 and 2019

1.    ORGANIZATION

Castle Advisors, Inc. (“CAI” or the “Company”), a shell company that was incorporated in New York on December 23, 1993, provides consulting services to clientele and invests in marketable and nonmarketable securities. CAI has had minimal business operations since inception. Our current business plan is to provide consulting and financing services to small businesses. We may also try to acquire another entity for shares of our common stock in a reverse merger transaction.

Effective November 17, 2014, our former parent company Castle Holding Corp. (“CHOD”) spun off 100% of the issued and outstanding shares of CAI common stock to CHOD stockholders on the basis of 1 share of CAI common stock for each one (1) share of CHOD common stock owned (37,629,510 shares total).

Effective October 1, 2018, CAI acquired 100% of the issued and outstanding common stock of (1) SAS Health and Beauty Corp. (formerly Wall Street Indians, Ltd.) (“SAS”), (2) Castle Royalties Corp. (formerly Church Street Securities Corp. and Citadel Securities Corp.) (“CRC”), and (3) The Unlisted Stock Market Corporation (“USMC”) from John V. Cappello (“Cappello”) for a total of $100 cash. SAS, CRC, and USMC were transferred from Enerkon Solar International Inc. (formerly Castle Holding Corp.) (“ENKS”) to Cappello on February 8, 2018 in connection with the closing of a Share Exchange between ENKS (Nevada) and Enerkon Solar International Inc. (Florida). The assets and operations of CRC and SAS were transferred to Cappello and Emergent Health Corporation (“EMGE”) in the three months ended September 30, 2018.

SAS was incorporated in New York on May 27, 1994 and manufactured and marketed a skin care product (commencing July 2015) and vitamin supplements (commencing November 2016) to July 2018. CRC was incorporated in New York on April 11, 1991 and was the assignee of a License Agreement with EMGE from March 2015 to July 2018. USMC was incorporated in New York on December 9, 1999 and has had no business operations from inception.

At October 1, 2018, the net assets of SAS, CRC and USMC consisted of:

	SAS	CRC	USMC	Total
Cash and cash equivalents	$820	$-	$-	$820
Intergroup receivable (payable)	(3,000)	3,000	-	-
Accrued income tax	-	-	(32)	(32)

Total	$(2,180)	$3,000	$(32)	$788

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation – The consolidated financial statements include the accounts of CAI and its three wholly owned subsidiaries SAS, CRC, and USMC from October 1, 2018. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and cash equivalents The Company considers highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

F-6

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended September 30, 2020 and 2019

Marketable securities - Marketable securities are trading securities valued at fair value. All fair value measurements are based on Level 1 inputs (i.e., closing trading prices of respective marketable securities). Unrealized gains and losses are reflected in income ($187 and $27,773 for the years ended September 30, 2020 and 2019, respectively).

Revenue Recognition – Revenue is recognized upon completion of services or delivery of goods where the sales price is fixed or determinable and collectability is reasonably assured. Advance customer payments are recorded as deferred revenue until such time as they are recognized. The Company does not offer any cash rebates. Returns or discounts, if any, are netted against gross revenues.

Income taxes – Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Net income (loss) per common share – Basic net income (loss) per common share is calculated based upon the weighted average number of common shares outstanding. Diluted net income (loss) per common share is calculated based upon the weighted average number of common shares outstanding and dilutive securities outstanding (such as stock options and convertible securities).

Recent accounting pronouncements – Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not effective and therefore have not been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

3.     GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2020, the Company had negative working capital of $38,238 and an accumulated deficit of $48,348. Except for the $30,000 consulting fee received from a related party in June 2020 (see Note 7 – RELATED PARTY TRANSACTIONS), the Company had no operating revenues in the years ended September 30, 2020 and 2019.

The Company plans to improve these conditions by increasing the marketing of its consulting and financing services to prospective small business customers and/or by acquiring another entity for shares of our common stock in a reverse merger transaction.

F-7

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended September 30, 2020 and 2019

4.     MARKETABLE SECURITIES, AT FAIR VALUE

Marketable securities consisted of:

	September 30,
	2020	2019
484 and 450 shares, respectively, Adams Diversified Equity Fund, Inc. (ADX)	$7,846	$7,128
Total	$7,846	$7,128

Net gain (loss) on marketable securities consisted of:

	Year Ended
	September 30,
	2020	2019
Realized net gain (loss)	$-	$(48,202)
Unrealized net gain (loss)	187	27,773
Net gain (loss)	$187	$(20,429)

5.     COMMON STOCK

The number of shares of common stock issued and considered to be outstanding as of September 30, 2020 is 37,629,510 shares, as follows:

Shares issued by transfer agent on November 17, 2014 pursuant to Castle Holding Corp (“CHOD”) spinoff	37,890,510
Less Castle Advisors, Inc. shares subject to CHOD stop transfer and cancellation order on December 12, 2003	(261,000)
Shares considered to be outstanding	37,629,510

From 1999 to 2002, CHOD issued a total of 2,356,000 shares of CHOD common stock to 14 key employees for nonrecourse notes receivable. On November 26, 2003, CHOD authorized the cancellation of 2,356,000 shares issued for nonrecourse notes receivable which had not been paid. Five (5) of the key employees returned a total of 2,095,000 shares of CHOD common stock which were cancelled. The remaining 9 key employees did not return their total of 261,000 shares of CHOD common stock for cancellation. On December 12, 2003, CHOD requested its transfer agent to cancel of “stop transfer” these 261,000 shares of CHOD common stock. The transfer agent placed “stop transfer” orders on these 261,000 shares of CHOD common stock but was unable to cancel the shares without permission of the respective 9 key employees.

6.     INCOME TAXES

From December 23, 1993 (inception) to September 30, 2014, CAI was included in ENKS’s consolidated United States income tax returns and filed separate New York State income tax returns. For the years ended September 30, 2015, 2016, 2017, and 2018, CAI filed separate United States and New York State income tax returns. For the years ended September 30, 2019 and 2020, CAI and its three wholly owned subsidiaries were included in CAI’s consolidated United States income tax return and combined New York State income tax return.

F-8

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended September 30, 2020 and 2019

The provisions for (benefit from) income taxes consisted of:

	Year Ended
	September 30,
	2020	2019
Current:
Federal	$-	$-
State	226	96

Total	226	96

Deferred:
Federal	6,317	(3,959)
State	2,744	(1,719)
Change in valuation allowance	(9,061)	5,678

Total	-	-

Provision for income taxes	$226	$96

The Company’s effective tax rate differed from the United States Federal income tax rate for the following reasons:

	Year Ended
	September 30,
	2020	2019
Computed Federal income tax (benefit) at 21%	$6,893	$(4,319)
Computed state income tax, net of Federal tax effect	2,168	(1,358)
Change in valuation allowance	(9,061)	5,677
Other	226	96
Provision for income taxes	$226	$96

F-9

CASTLE ADVISORS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended September 30, 2020 and 2019

At September 30, 2020, CAI and its subsidiaries SAS, CRC, and USMC had federal net operating loss carryforwards totaling $491,593, as follows:

Years of Expiration	CAI	SAS	CRC	USMC	Total
2022	$-	$78,973	$41,495	$558	$121,026
2023	-	22,071	30,973	1,723	54,767
2024	-	17,874	20,126	551	38,551
2025	-	-	20,630	456	21,086
2026	-	263	132,369	168	132,800
2027 - 2034	-	338	575	474	1,387
2035	2,173	7,971	29	29	10,202
2036	-	4,981	-	31	5,012
2037	1,206	-	-	31	1,237
2038	192	105,064	-	33	105,289
No expiration	236	-	-	-	236

Total	$3,807	$237,535	$246,197	$4,054	$491,593

At September 30, 2020, CAI had a capital loss carryforward of $77,482 which expires $23,783 in 2022, $5,497 in 2023 and $48,202 in 2024.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of any of the net operating loss carryforwards or capital loss carryforwards at September 30, 2020 will be realized. Accordingly, the Company has provided a 100 % allowance against the deferred tax asset in the financial statements at September 30, 2020. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

7.     RELATED PARTY TRANSACTIONS

Consulting Fee

In June 2020, CRC received $30,000 from Michael T. Studer CPA P.C. (“MTSPC”) as a consulting fee for services rendered to MTSPC. MTSPC is controlled by Michael T. Studer, the Company’s Chief Financial Officer.

Occupancy Arrangement

Since December 2005, the Company has been using space provided MTSPC at no cost to the Company.

8.     SUBSEQUENT EVENTS

On November 20, 2020, CAI decided to file a Registration Statement on Form S-1 with the Securities and Exchange Commission to cover the resale by our selling shareholders of up to 37,629,510 shares of CAI common stock. The Company will not receive any proceeds from any of the stockholders’ sales of their CAI common stock. The estimated filing and related costs to the Company is expected to approximate $20,000.

F-10

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth expenses (estimated) in connection with the offering described in the Registration Statement:

SEC registration fees	$4.11
Legal fees and expenses	$1,000.00
Audit fees and expenses	$5,000.00
Transfer agent fees and expenses	$5,000.00
TOTAL	$11,004.11

Item 14. Indemnification of Directors and Officers.

The Certificate of Incorporation and Bylaws of the Company do not provide for any indemnification rights to the Company’s officers and directors.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits

Exhibits required by Item 601 of Regulation S-K.

The following exhibits are filed with this registration statement:

3.1	Certificate of Incorporation of Castle Advisors, Inc. dated December 23, 1993
3.2	By-laws
3.3	Amendment to the Article of Incorporation of Castle Advisors, Inc. dated December 23, 1994
4.1	Specimen certificate of Common Stock
5.1	Legal Opinion of Jackson L. Morris, Esq*
10.1	Distribution Agreement between Castle Holding Corp and Castle Advisors, Inc. dated October 29, 2014
21.1	Articles of Incorporation of Citadel Securities Corp dated April 11, 1991
21.2	Amendment to Articles of Incorporation Church Street Securities Corp dated March 16, 2015
21.3	Articles of Incorporation Wall Street Indians, Ltd dated May 27, 1994
21.4	Amendment to Articles of Incorporation Wall Street Indians, Ltd dated March 31, 2015
21.5	Articles of Incorporation of The Unlisted Stock Market Corporation dated
23.1	Consent of Jackson L. Morris, Esq*
23.2	Consent of Fei Qi CPA

*	To be filed with amendment

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Item 17. Undertakings.

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus or prospectus of the undersigned registrant relating to the offering Required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Freeport New York, on November 20, 2020.

CASTLE ADVISORS, INC.

By:	/s/ George R. Hebert	By:	/s/ Michael T. Studer
	George R. Hebert		Michael T. Studer
	Chief Executive Officer		Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ George R. Hebert	Chief Executive Officer, Director	November 20, 2020
George R. Hebert

/s/ Michael T. Studer	Chief Financial Officer, Director	November 20, 2020
Michael T. Studer

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